UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Materials Pursuant to §240.14a-12

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY

OPPORTUNITIES FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

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THIS FILING CONSISTS OF A SOLICITATION LETTER SENT TO CERTAIN SHAREHOLDERS RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL FEBRUARY 25, 2021, OF VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND AND THE RELATED PROXY STATEMENT.

February 16, 2021

DEAR FELLOW SHAREHOLDER:

It has been a challenging six months attempting to maximize shareholder vote participation in connection with the Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund (“AIO”) Special Shareholder Meeting, which was originally scheduled for October 28, 2020 but most recently has been adjourned to February 25, 2021. AIO is the last AllianzGI closed-end fund that has not achieved the vote requirement, but we are very close.

I know it must be frustrating to continually receive phone calls and multiple mailings during the solicitation process, but if you take the time to vote today, you will help us pass the proposal before February 25, 2021 and the solicitation effort will stop.

We need less than 3% of AIO’s shares outstanding to vote in order to reach the required threshold. Please take a few minutes to sign, date, and mail the proxy card in the return prepaid envelope or because of the short time to meeting date – please vote by internet or telephone.

Please see voting options below:

Vote by Phone by calling 1-866-356-6140 EXT 12 and speaking with a proxy voting specialist today. You may also call the toll-free number on the enclosed proxy card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.

Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope.

Thank you in advance for your vote,

Thomas J. Fuccillo

Managing Director

AIORB5